                                                                  EXHIBIT 4.2(e)



                      ------------------------------------



                              U.S. INDUSTRIES, INC.
                                USI GLOBAL CORP.
                           USI AMERICAN HOLDINGS, INC.
                                   AS ISSUERS

                               USI ATLANTIC CORP.
                                  AS GUARANTOR

                                       AND

                        WELLS FARGO BANK MINNESOTA, N.A.
                                   AS TRUSTEE


                      ------------------------------------


                          FOURTH SUPPLEMENTAL INDENTURE

                          DATED AS OF NOVEMBER 25, 2002

                                       TO

                                    INDENTURE

                                   DATED AS OF

                                DECEMBER 12, 1996

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         FOURTH SUPPLEMENTAL INDENTURE ("FOURTH SUPPLEMENTAL INDENTURE"), dated as of November 25, 2002, among U.S. Industries, Inc., a Delaware corporation ("USI"), USI Global Corp., a Delaware corporation ("USIGC"), and USI American Holdings, Inc., a Delaware Corporation ("USIAH" and together with USI and USIGC, the "ISSUERS"), as Issuers, USI Atlantic Corp., a Delaware corporation, as Guarantor (the "GUARANTOR"), and Wells Fargo Bank Minnesota, N.A. (successor in interest to PNC Bank, National Association), a national banking association incorporated and existing under the laws of the United States of America, as Trustee (the "TRUSTEE").

         Capitalized terms used herein and not otherwise defined herein have the meaning assigned to those terms in the Indenture.

                                   WITNESSETH

         WHEREAS, the Issuers, the Guarantor and the Trustee executed and delivered an Indenture, dated as of December 12, 1996, as amended by the First Supplemental Indenture dated as of June 11, 1998, the Second Supplemental Indenture dated as of April 30, 1999 and the Third Supplemental Indenture dated as of March 27, 2001 (the "INDENTURE"), to provide for the issuance of the 7 1/4% Senior Notes due 2006 of the Issuers (the "2006 NOTES") and the related Guaranty of the Guarantor;

         WHEREAS, Section 902 of the Indenture permits the Issuers and the Guarantor, when authorized by or pursuant to a Board Resolution, and the Trustee, to enter into one or more indentures supplemental to the Indenture, for the purpose of changing or eliminating certain of the provisions of the Indenture or modifying the rights of the Holders of Securities including Section 1007 of the Indenture upon receipt of the consents of not less than a majority in principal amount of all Outstanding Securities (the "REQUIRED CONSENTS");

         WHEREAS, the Required Consents have been delivered in order to amend the Indenture as set forth in this Fourth Supplemental Indenture;

         WHEREAS, the board of directors of each of the Issuers and the Guarantor has duly adopted resolutions authorizing it to execute and deliver this Fourth Supplemental Indenture; and

         WHEREAS, the Issuers and the Guarantor have requested that the Trustee execute and deliver this Fourth Supplemental Indenture pursuant to Section 902 of the Indenture, and all requirements necessary to make this Fourth Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this Fourth Supplemental Indenture have been duly authorized in all respects by each of the Issuers and the Guarantor.



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         NOW, THEREFORE, the Issuers and the Guarantor covenant and agree with the Trustee as follows:

                                   ARTICLE 1
                                   AMENDMENTS

         Subject to Section 2.01 of this Fourth Supplemental Indenture,

         Section 1.01 . DEFINITIONS. Section 101 of the Indenture is hereby amended by inserting the following definitions in the appropriate alphabetical order:

         "AVAILABLE CASH" means cash on deposit in the Notes Escrow Account to the extent that the proposed use of such cash hereunder is not the subject of an injunction, stay or other legally effective restraining order.

         "NOTES ESCROW ACCOUNT" shall have the meaning ascribed to it in the Amended and Restated Amendment, Restatement, General Provisions and Intercreditor Agreement dated as of September 23, 2002, (the "MASTER AGREEMENT") among U.S. Industries, Inc., USI Global Corp., USI American Holdings, Inc., USI Atlantic Corp., Rexair Holdings, Inc., Rexair Inc., and the other USI subsidiaries party thereto, Wilmington Trust Company, David A. Vanaskey, Bank of America, N.A., and the lenders party thereto or in any amendment thereof and to the extent the Issuers refinance their credit facilities, any similar collateral account that has been or may be established for the benefit of the Holders of Securities in order to comply with Section 1007 of the Indenture and terms of such credit facilities.

         Section 1.02. LIMITATION ON LIENS. Section 1007 of the Indenture is hereby amended by inserting at the end of that Section the following:

         "Notwithstanding clause (x) of the first sentence of this Section 1007:

         (i) from time to time and at any time, the Issuers may use Available Cash allocable to the tendering Holders of Securities deposited in the Notes Escrow Account for the benefit of such Holders to pay consideration in respect of the Offer made by the Issuers pursuant to the Offer to Purchase and Consent Solicitation Statement dated October 24, 2002 (the "OFFER"), or any other tender offer or exchange offer made from time to time; PROVIDED that any such tender offer or exchange offer shall be made available to all Holders of Securities;

         (ii) from time to time and at any time, the Issuers may use Available Cash deposited in the Notes Escrow Account to pay the redemption price in any redemption permitted hereby; and



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         (iii) if less than 100% of Holders tender or exchange their Securities pursuant to any tender offer or exchange offer, the failure of such Holders to receive Available Cash allocated to them in the Notes Escrow Account shall not be a breach of this Section 1007 so long as the PRO RATA amount of Available Cash allocable to such Holders remains in the Notes Escrow Account and continues to secure the Securities.

         No Holder of any Securities shall have any right to claim a breach of this Section 1007 so long as the Issuers comply with the terms of this Section 1007, as amended by the Fourth Supplemental Indenture."

         Section 1.03. OFFER TO PURCHASE. Article Ten is hereby amended by inserting as Section 1014 the following:

         "Section 1014. OFFER TO PURCHASE. Not later than 90 days after the date on which the Available Cash in the Notes Escrow Account allocable to the Securities equals or exceeds 10% of the outstanding aggregate principal amount of such Securities, the Issuers shall make an offer to purchase the principal amount of outstanding Securities equal to such Available Cash in the Notes Escrow Account allocable to such Securities on a PRO RATA basis and at a purchase price equal to 100% of the principal amount to be purchased plus accrued and unpaid interest to, but not including, the applicable purchase date. In making such offer to purchase, the Issuers will be required to comply with all applicable laws including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder."

                                   ARTICLE 2
                                  MISCELLANEOUS

         Section 2.01. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution and delivery of this Fourth Supplemental Indenture by each of the Issuers, the Guarantor and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, Article 1 hereof shall become operative at the time USI accepts for payment the Securities pursuant to the terms of the Offer.

         Section 2.02. CONFIRMATION OF INDENTURE. The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Fourth Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.



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         Section 2.03. CONCERNING THE TRUSTEE. The Trustee assumes no duties, responsibilities or liabilities by reason of this Fourth Supplemental Indenture other that as set forth in the Indenture.

         Section 2.04. GOVERNING LAW. This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the state of New York, without giving effect to the conflicts of laws principles thereof.

         Section 2.05. SEPARABILITY. In case any provision contained in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.06. COUNTERPARTS. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.




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         IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested as of the date first written above.


                                 U.S. INDUSTRIES, INC.
                                 By: /s/ Steven C. Barre
                                     ------------------------------------------
                                     Name:  Steven C. Barre
                                     Title: Senior Vice President,
                                            General Counsel and Secretary



                                 USI GLOBAL CORP.
                                 By: /s/ Steven C. Barre
                                     ------------------------------------------
                                     Name:   Steven C. Barre
                                     Title: Senior Vice President,
                                            General Counsel and Secretary



                                 USI AMERICAN HOLDINGS, INC.
                                 By: /s/ Steven C. Barre
                                     ------------------------------------------
                                     Name:   Steven C. Barre
                                     Title: Senior Vice President,
                                            General Counsel and Secretary


                                 USI ATLANTIC CORP.
                                 By: /s/ Steven C. Barre
                                     -------------------------------------------
                                     Name:   Steven C. Barre
                                     Title: Senior Vice President,
                                            General Counsel and Secretary




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                               WELLS FARGO BANK OF
                                   MINNESOTA, N.A.
                                   (Successor in interest to PNC Bank, National
                                   Association)

                              By: /s/ Timothy P. Mowdy
                                  ---------------------------------------------
                                  Name:  Timothy P. Mowdy
                                  Title: Assistant Vice President



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